UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)

OF THE SECURITIES EXCHANGE ACT OF 1934

March 13, 2015

Date of Report

(Date of earliest event reported)

Bear State Financial, Inc.

(Exact name of registrant as specified in its charter)

Arkansas	0-28312	71-0785261
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

900 South Shackleford Rd., Suite 401 Little Rock, Arkansas	72211
(Address of principal executive offices)	(Zip Code)

(501) 320-4904

(Registrant’s telephone number, including area code)

(Former name, former address and former fiscal year, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 7.01         Regulation FD Disclosure.

On March 16, 2015, Bear State Financial, Inc. (the “Company”) announced that it plans to release the results of its operations for the three-month period ended March 31, 2015 by mid-May 2015. The first quarter results will include approximately two weeks of operations after giving effect to the consolidation of the bank charters of First Federal Bank, First National Bank and Heritage Bank, N.A. to form Bear State Bank, N.A. and to the integration of all bank operations to a single technology platform. The Company presently anticipates reporting earnings per share of $0.05-$0.10 for the three months ending March 31, 2015, excluding any one-time adjustments or expenses, which will be described in the Company’s Quarterly Report on Form 10-Q for the three-month period ending March 31, 2015. The Company has achieved significant operational and organizational improvements as a result of the charter consolidation and technology integration, the benefits of which are expected to be realized in the second quarter of 2015.

Earnings per share excluding one-time adjustments or expenses is considered a non-GAAP measure. For the three months ending March 31, 2015, non-GAAP earnings per share will exclude merger, conversion, rebranding and integration related expenses; restructuring and impairment charges; and certain investment gains or losses, the exact amount of which are not currently determinable, but may be significant. For that reason, the Company is unable to provide GAAP earnings estimates for the three months ending March 31, 2015 at this time. The Company believes that non-GAAP earnings per share is useful because that information is an appropriate measure for evaluating the Company's operating performance. This measure should be considered in addition to, not a substitute for, or superior to, measures of financial performance prepared in accordance with GAAP.

The information contained in Item 7.01 of this Current Report on Form 8-K is being furnished and shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to the liabilities of that section and shall not be incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 8.01         Other Events.

On March 13, 2015, the Board of Directors of the Company approved a share repurchase program permitting the Company to repurchase up to $1 million of its common stock in the open market. The Company’s previously-approved share repurchase program expired according to its terms on February 19, 2015.

Use of Forward-Looking Statements

This Current Report on Form 8-K contains “forward-looking statements” as defined in the U.S. Private Securities Litigation Reform Act of 1995. Such forward-looking statements include, without limitation, projected results for the three months ended March 31, 2015. Readers are cautioned not to place undue reliance on these forward-looking statements and any such forward-looking statements are qualified in their entirety by reference to the following cautionary statements. All forward-looking statements speak only as of the date of this Current Report on Form 8-K and are based on current expectations and involve a number of assumptions, risks and uncertainties that could cause the actual results to differ materially from such forward-looking statements. Readers are strongly encouraged to read the full cautionary statements contained in the Company's filings with the SEC. The Company disclaims any obligation to update or revise any forward-looking statements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BEAR STATE FINANCIAL, INC.

Date: March 16, 2015	By:	/s/ Richard N. Massey
	Name:	Richard N. Massey
	Title:	President and Chief Executive Officer